SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):    November 1, 2002
                                                         ----------------

                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-29239               36-3909334
          --------                   ---------               ----------
(State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File No.)           Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                              60601
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)




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Item 9.     Regulation FD Disclosure.
            ------------------------

            Effective November 1, 2002, Harvey H. Bundy, III was elected as a director of Inforte Corp. (the "Company"). In addition, Mr. Bundy will serve as the chair of the Company's Audit Committee and a member of the Compensation Committee. Mr. Bundy was elected to fill the vacancy on the Company's board of directors resulting by the resignation of Edgar D. Jannotta as a director and will serve for the remaining portion of Mr. Jannotta's term expiring April 2003.

            Mr. Bundy is a principal at William Blair & Company, LLC. Since 1998 he has been a portfolio manager in that firm's Investment Management Department, with responsibility for the portfolios of institutional clients focused on small and mid-cap stocks. Mr. Bundy helped to launch the firm's asset management business with clients outside the United States. From 1987 through 1997 he served as the Director of Research for William Blair & Company's Research Department and as a member of the firm's Executive Committee. Mr. Bundy joined William Blair & Company in 1968, initially in the Corporate Finance Department. He transferred to research in 1970 and served as a securities analyst between 1970 and 1980. In 1980 Mr. Bundy joined Combined Insurance Company of America (now Aon) as Sr. Vice President for Corporate Development.
In 1982 Mr. Bundy returned to William Blair. Mr. Bundy has served as a director of Safesite Corporation and The Ravenswood Corporation. Mr. Bundy graduated from Yale University in 1966 and the Amos Tuck School of Business Administration in 1968.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INFORTE CORP.


November 4, 2002                       By:  /s/ Nick Padgett
                                          --------------------------------------
                                            Nick Padgett
                                            Chief Financial Officer







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